================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                             INFORMATION REQUIRED IN
                                 PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Filed by the registrant  [X]

         Filed by a party other than the registrant  [ ]

         Check the appropriate box:

         [ ]      Preliminary proxy statement

         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

         [X]      Definitive proxy statement

         [ ]      Definitive additional materials

         [ ]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           D.I.Y. HOME WAREHOUSE, INC.
                (Name of registrant as specified in its charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

         [X]      No fee required

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                  (1) Title of each class of securities to which transaction applies: ________________________________

                  (2) Aggregate number of securities to which transaction applies: ____________________________________________

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_________

                  (4)      Proposed maximum aggregate value of transaction:
                           _____________________________________________________

                  (5)      Total fee paid:
                           _____________________________________________________

         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount previously paid:
                           _____________________________________________________

                  (2)      Form, Schedule or Registration Statement No.:
                           _____________________________________________________

                  (3)      Filing Party:
                           _____________________________________________________

                  (4)      Date Filed:
                           _____________________________________________________

================================================================================

                           D.I.Y. HOME WAREHOUSE, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 24, 2001

To the Shareholders:

         Notice is hereby given that the Annual Meeting of Shareholders of D.I.Y. Home Warehouse, Inc. (the "Company") will be held at the offices of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, One Woodward Avenue, Suite 2400, Detroit, Michigan 48226, (313) 961-8380, on Thursday, May 24, 2001,
at 10:00 a.m., local time, for the following purposes:

         (1) To elect a Board of four Directors to serve until the next Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified; and

         (2) To transact such other business as may properly come before the meeting.

         An Information Statement containing information relevant to the Annual Meeting appears on the following pages.

         Only holders of Common Stock of record at the close of business on April 9, 2001 are entitled to notice of and to vote at the meeting or any adjournments.

                                          By Order of the Board of Directors

                                          JOHN M. ERB
                                          Secretary

Dated: April 23, 2001





     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

     WE ARE NOT ASKING YOU FOR A PROXY OR WRITTEN CONSENT, AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT.

                           D.I.Y. HOME WAREHOUSE, INC.

                              INFORMATION STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 24, 2001

                                     GENERAL

         This Information Statement is furnished to shareholders in connection with the election by the shareholders of D.I.Y. Home Warehouse, Inc. (the "Company") at the Annual Meeting of Shareholders (the "Annual Meeting") of four
(4) directors to serve until the next Annual Meeting or until their successors shall have been duly elected and qualified.

         It is anticipated that the holders of at least 60% of the outstanding Common Stock of the Company will vote in favor of the election as directors of the four (4) nominees of the Board of Directors (the "Board") at the Annual Meeting. Accordingly, the Company has determined not to solicit proxies from additional shareholders for use at the Annual Meeting in connection with the election of directors.

         The executive offices of the Company are located at 5811 Canal Road, Valley View, Ohio 44125. The approximate date of mailing of this Information Statement to the Company's shareholders is April 23, 2001.

         WE ARE NOT ASKING YOU FOR A PROXY OR WRITTEN CONSENT, AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT.

                            TIME AND PLACE OF MEETING

         The Annual Meeting will be held at the offices of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, One Woodward Avenue, Suite 2400, Detroit, Michigan 48226, (313) 961-8380, on Thursday, May 24, 2001, at 10:00 a.m., local time.

                                VOTING RIGHTS AND
                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         Only shareholders of record at the close of business on April 9, 2001 are entitled to notice of and to vote at the Annual Meeting or at any adjournments. As of that date, the Company had 7,276,059 shares of Common Stock issued, outstanding and entitled to vote (which excludes 357,800 treasury shares) held by approximately 180 holders of record. Based on information provided to the Company by certain holders of record, the Company estimates that there are in excess of 1,400 beneficial shareholders. Each outstanding share entitles the record holder to one vote. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. The presence, in person or by proxy, of shareholders entitled to vote a majority of the voting shares that are outstanding and entitled to vote will constitute a quorum.

         Information concerning principal holders of the Common Stock is discussed under "Security Ownership of Certain Beneficial Owners and Management."

                    MATTERS TO COME BEFORE THE ANNUAL MEETING

ELECTION OF DIRECTORS

         The first matter expected to be considered at the Annual Meeting will be the election of four (4) directors. It is proposed that these positions be filled by persons nominated to the Board by management. Each director shall be elected by a plurality of the votes cast at the Annual Meeting. Therefore, if a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. Each director elected at the Annual Meeting will serve for a term commencing on the date of the Annual Meeting and continuing until the next Annual Meeting of Shareholders and until his successor is duly elected and qualified. In March 1999, Mr. Dennis C. Hoff resigned as a director of the Company. The Board has not nominated a candidate to fill the vacancy on the Board created by Mr. Hoff's resignation. On April 12, 2000, April 13, 2000 and April 12, 2000, Messrs. Gregory K. Jones, John A. Shields and Mark A. Timmerman, respectively, all of the Company's outside directors (the "Outside Directors"), resigned as members of the board of directors. The board has not nominated candidates for election to the Board to fill the positions previously held by the Outside Directors. Shareholders cannot vote for a greater number of persons than the number of nominees named. The Company's Amended and Restated Code of Regulations provides that whenever a vacancy shall occur among the directors, the remaining directors shall constitute the directors of the Company until such vacancy is filled. The remaining directors may, by a majority vote, fill any vacancy for the unexpired term.

         The following list identifies each nominee for election to the Board at the Annual Meeting and describes each candidate's principal occupation for the past five years. Each of the directors has served continuously from the date of his election to the present time.

         FRED A. ERB, age 78, is the Chairman of the Board of the Company. He has been a Director of the Company since its inception. Mr. Erb is the Chief Executive Officer and a Director of Edgemere Enterprises, Inc. He also serves as an executive officer and director of Erb-D.I.Y. Center, Inc. and TQ10 Corporation. Edgemere Enterprises, Inc., Erb-D.I.Y. Center, Inc. and TQ10 Corporation are affiliates of the Company. Mr. Erb leases, and is a partner of certain entities which lease, property to the Company. See "Compensation Committee Interlocks and Insider Participation." Mr. Fred A. Erb is the father of Mr. John M. Erb.

         CLIFFORD L. REYNOLDS, age 54, has been a Director since February 1993. He is the President and Chief Executive Officer of the Company and has served in such capacity since October 1989. Mr. Reynolds has 30 years of experience in the home improvement retailing business. From October 1984 until October 1989, Mr. Reynolds served as the Senior Vice President and General Manager of the Company. Prior to his involvement with the Company, Mr. Reynolds held various senior management positions at other retail home improvement companies.

         R. SCOTT EYNON, age 51, has been a Director since February 1993. He is the Vice President-Operations of the Company and has served in that capacity since January 1993. Between February 1988 and December 1992, Mr. Eynon served as the Regional Manager for the Company. From January 1985 until February 1988, Mr. Eynon held various management positions with the Company. Since 1977, Mr. Eynon has served in a variety of management positions in the home center industry.

         JOHN M. ERB, age 46, has been a Director since February 1993. He is the Secretary of the Company and has served in such capacity since February 1993. From February 1991 to February 1993, Mr. Erb was Assistant Secretary. Mr. Erb also serves as an executive officer of Edgemere Enterprises, Inc., Erb Lumber, Inc. and TQ10 Corporation. TQ10 Corporation and Edgemere Enterprises, Inc. are affiliates of the Company. Mr. John M. Erb is the son of Mr. Fred A. Erb.

                      COMMITTEES OF THE BOARD AND MEETINGS

         The Board met four times and took action by unanimous written consent on two occasions during the fiscal year ended December 30, 2000.

         Several important functions of the Board may be performed by committees that are comprised of members of the Board. The Company's Bylaws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. In addition, the Board appoints the members of each committee. The Board has four standing committees: an Audit Committee, a Compensation Committee, a Long Term Incentive Plan Committee, and an Executive Committee.

         The Audit Committee was established to (i) annually recommend a firm of independent public accountants to the Board to act as auditors of the Company;
(ii) review the scope of the annual audit with the auditors in advance of the audit; (iii) generally review the results of the audit and the adequacy of the Company's accounting, financial and operating controls; (iv) review the Company's accounting and reporting principles, policies and practices; and (v) perform such other duties as may be delegated to it by the Board. The members of the Audit Committee from January 2, 2000 through April 12, 2000 were Messrs. Fred A. Erb, Mark A. Timmerman and Gregory K. Jones, the member of the Audit Committee from April 13, 2000 to May 24, 2000 was Fred A. Erb and the members of the Audit Committee from May 24, 2000 through December 30, 2000 were Messrs. Fred A. Erb, John M. Erb and Clifford L. Reynolds. Neither Messrs. Fred A. Erb, John M. Erb nor Clifford L. Reynolds is an "independent director" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee held three formal meeting during the fiscal year ended December 30, 2000. See "Audit Committee Report."

         The Compensation Committee was established to (i) set, review and modify the compensation (including salaries, bonuses and stock options) of the Company's officers; and (ii) perform such other duties as may be delegated to it by the Board. The members of the Compensation Committee from January 2, 2000 through April 13, 2000 were Messrs. Fred A. Erb, John M. Erb and John A. Shields, the members of the compensation committee from April 14, 2000 through May 24, 2000 were Messrs. Fred A. Erb and John M. Erb. and the members of the Compensation Committee from May 24, 2000 through December 30, 2000 were Messrs. Fred A. Erb, John M. Erb and Clifford L. Reynolds. The Compensation Committee held one formal meeting during the fiscal year ended December 30, 2000. See "Compensation Committee's Report to Shareholders". The Long Term Incentive Plan Committee (the "LTIP Committee") (composed of Messrs. Fred A. Erb, John M. Erb and Clifford L. Reynolds) was established to administer the Company's 1993 Long Term Incentive Plan (the "Plan"). The LTIP Committee did not meet during the fiscal year ended December 30, 2000.

         The Executive Committee was established to generally manage the day-to-day business and affairs of the Company between regular Board meetings. In no event may the Executive Committee, without the prior approval of the Board acting as a whole, (i) recommend to the shareholders an amendment to the Company's Articles of Incorporation, (ii) amend the Company's Code of Regulations, (iii) adopt an agreement of merger or consolidation, (iv) recommend to the shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets, (v) recommend to the shareholders a dissolution of the Company or a revocation of a dissolution, (vi) fill vacancies on the Board, (vii) fix compensation of the directors for serving on the Board or on a committee of the Board, (viii) declare dividends or authorize the issuance of the Company's stock, (ix) approve or take any action with respect to any related party transaction involving the Company, or (x) take any other action which is forbidden by the Company's Code of Regulations. All actions taken by the Executive Committee must be promptly reported to the Board as a whole and are subject to ratification, revision and alteration by the Board, except that no rights of third persons created in reliance on authorized acts of the Executive Committee can be affected by any such revision or alteration. During the fiscal year ended December 30, 2000, the members of the Executive Committee were Messrs. Fred A. Erb, Clifford L. Reynolds and John M. Erb. The Executive Committee did not hold any formal meetings during the fiscal year ended December 30, 2000.

         The Board does not have a standing committee responsible for nominating individuals to become directors.

OUTSIDE DIRECTOR COMPENSATION

         Mr. Fred A. Erb, Mr. John M. Erb and directors who are employees of the Company do not receive compensation for serving on the Board or on the Board's committees. Directors who are not employees of the Company are entitled to an annual retainer fee of $5,000, a $1,000 fee for each regular or special meeting of the Board and a $500 fee for each committee meeting attended on a day other than a regular or special Board meeting date. For services during the fiscal year ended December 30, 2000, Messrs. Mark A. Timmerman, John A. Shields and Gregory K. Jones each received directors' fees of $3,500, which were paid in cash.


                           MANAGEMENT AND COMPENSATION

EXECUTIVE OFFICERS

         The persons listed below are the current executive officers of the Company. Each is annually appointed by, and serves at the pleasure of, the Board.


                                                                                                    APPROXIMATE
                                                                                                       DATE
 NAME                                       AGE                        OFFICE                      SERVICE BEGAN
 ----                                       ---                        ------                      -------------
 Fred A Erb(1)...........................   78    Chairman of the Board                             October 1984
 Clifford L. Reynolds....................   54    President and Chief Executive Officer             October 1984
 R. Scott Eynon..........................   51    Vice President-Operations                         January 1985
 John M. Erb(1)..........................   46    Secretary                                        February 1991
 Todd R. Ayers (2).......................   32    Controller                                           July 1999

------------------------------
(1)   Fred A. Erb is the father of John M. Erb.
(2) Todd R. Ayers has been Controller since July, 1999. Prior to joining the Company, Mr. Ayers was employed by Telxon Corporation from July, 1994 to July, 1999, most recently as the Director of Financial Reporting.

Each of the executive officers, other than Mr. Ayers, has been continuously employed by the Company for more than five (5) years, serving in the capacities and since the date reflected above.

EXECUTIVE COMPENSATION

       The following table sets forth all cash compensation paid to the Chief Executive Officer and each executive officer whose remuneration from the Company exceeded $100,000 during the fiscal year ended December 30, 2000.


                               ANNUAL COMPENSATION
                               -------------------

                                                                          LONG TERM
 NAME AND PRINCIPAL POSITION                                             COMPENSATION          ALL OTHER
 ---------------------------        YEAR   SALARY($)(1)  BONUS($)         OPTIONS(#)       COMPENSATION($)(2)
                                    ----   ---------     --------         ----------       ------------------
 Clifford L. Reynolds,
  President and Chief Executive
  Officer.......................    2000    $265,964    $150,000            -0-                 $7,396
                                    1999     261,725     150,000         20,000                  6,985
                                    1998     256,226        -0-            -0-                   7,590

 R. Scott Eynon,
  Vice President - Operations....   2000    $154,182    $100,000            -0-                 $7,396
                                    1999     151,726     100,000         15,000                  6,681
                                    1998     148,558        -0-             -0-                  6,744


 Todd R. Ayers,..................   2000    $ 88,654    $ 20,000            -0-                 $2,668
  Controller

 ------------------------------------

 (1) Includes amounts which were deferred at the election of the officer to the Company's 401(k) plan.

 (2) Consists of contributions paid by the Company on behalf of the officer to the Company's 401(k) plan and Company paid premium on life insurance.

EMPLOYMENT AGREEMENTS

         The Company has entered into amended and restated employment contracts with Messrs. Reynolds and Eynon dated as of January 1, 1995, which amend and restate employment agreements originally dated as of March 24, 1993. In March 1999, the employment agreements of Messrs. Reynolds and Eynon were amended to extend their termination dates two (2) years to December 31, 2001, unless sooner terminated as provided therein. In November, 1999, the employment agreements of Messrs. Reynolds and Eynon were amended to extend their termination dates two
(2) years to December 31, 2003, unless sooner terminated as provided therein. The agreements provide for payment of a base salary, as well as a bonus to be determined in the discretion of the Compensation Committee, together with certain fringe benefits. The agreements contain typical confidentiality provisions, and preclude them from competing with the Company during the term of the agreement and for certain periods of time after termination under certain circumstances. In addition, the agreements provide for severance compensation, at the executive's base salary rate plus continued medical and insurance benefits, for termination of employment following a "change of control" (as defined in the agreements) for certain periods of time (18 months for Mr. Reynolds, and 12 months for Mr. Eynon) or following various other circumstances. However, the executives are required to use their good faith efforts to obtain reasonable replacement employment from and after such termination and any compensation and medical and insurance benefits received by the executive during the severance payment period will reduce the amount of severance pay and medical and insurance benefits due to the executive from the Company under the employment agreement.

         The Company entered into an employment letter with Todd R. Ayers dated July 21, 1999, which was supplemented by a letter agreement dated August 26, 1999. Mr. Ayers' employment may be terminated at any time by the Company's Board of Directors. The agreement provides for payment of a base salary, as well as a bonus to be based on the parameters governing bonus distributions for management employees for fiscal years after 1999, together with vacation. In addition, the agreement provides for severance compensation , at Mr. Ayers' base salary rate, plus continued medical and insurance benefits, for termination of employment by the Company without "cause" (as defined in the agreement) for 6 months following such termination. However, Mr. Ayers is required to use his good faith efforts to obtain reasonable replacement employment from and after such termination and any compensation and medical and insurance benefits received by Mr. Ayers during the severance payment period will reduce the amount of severance pay and medical and insurance benefits due to Mr. Ayers from the Company under the agreement.

                               OPTIONS/SARS GRANTS
                               IN LAST FISCAL YEAR

         The Company did not grant any options or stock appreciation rights to the executive officers during its fiscal year ended December 30, 2000.


                                           AGGREGATED OPTION/SAR EXERCISES AND
                                         FISCAL YEAR-END OPTION/SAR VALUES TABLE

============================== ================ ================== ============================== ============================
                                                                        No. of Unexercised           Value of Unexercised
                                                                          Options/SARs at          In-The-Money Options/SARs
                                                                          Fiscal Year-End                     at
                                                                                                        Fiscal Year-End
                                                                   ------------------------------ ----------------------------
                                   Shares
                                  Acquired
                                 on Exercise         Value                            Not                           Not
Name                               in 2000          Realized        Exercisable    Exercisable     Exercisable   Exercisable
============================== ================ ================== ============== =============== ============== =============
Clifford L. Reynolds                  0                n/a            195,000         20,000           $0           $1,200
------------------------------ ---------------- ------------------ -------------- --------------- -------------- -------------
R. Scott Eynon                        0                n/a            107,500         15,000            0            900
------------------------------ ---------------- ------------------ -------------- --------------- -------------- -------------
Todd R. Ayers                         0                n/a               0            10,000            0             0
============================== ================ ================== ============== =============== ============== =============


COMPENSATION COMMITTEE'S REPORT TO SHAREHOLDERS

         The executive compensation program is administered by the Compensation Committee of the Board (the "Committee") which, for the period from January 2, 2000 to April 13, 2000 was comprised of non-employee directors Messrs. Fred A. Erb, John M. Erb and John A. Shields, for the period from April 14, 2000 to May 24, 2000 was comprised of non-employee directors Fred A. Erb and John M. Erb and for the period from May 25, 2000 through December 30, 2000, was comprised of non-employee directors, Fred A. Erb and John M. Erb and employee director Clifford L. Reynolds. The Committee reviews the compensation (including salaries, bonuses and stock options) of the Company's officers and performs such other duties as may be delegated to it by the Board. The Committee held one formal meeting during the fiscal year ended December 30, 2000.

         In reviewing the compensation to be paid to the Company's executive officers during the fiscal year ended December 30, 2000, the Committee sought to ensure that executive officers were rewarded for long-term strategic management, for increasing the Company's value for its shareholders, and for achieving internal goals established by the Board.

         The key components of executive officer compensation are salary, bonuses and stock awards. Salary is generally based on factors such as an individual officer's level of responsibility, prior years' compensation, comparison to compensation of other officers in the Company, and compensation provided at competitive companies and companies of similar size. Bonuses and stock awards are intended to reward exceptional performances. In February, 2001, the Committee approved increases in the base salary of Mr. Todd Ayers effective March 25, 2001. The aggregate base salary for Mr. Ayers was increased by 1.1%. Stock awards are also intended to increase an officer's interest in the Company's long-term success as measured by the market and book value of its stock. Stock awards may be granted to officers and directors of the Company and to certain employees who have managerial or supervisory responsibilities under the Company's Plan. Stock awards may be stock options, stock appreciation rights or restricted share rights. No employees received stock options under the Plan during the fiscal year ended December 30, 2000.

         The Committee reviewed the individual performances of the principal executive officers and recognized the progress the Company has made toward attaining its long-term goals. Based on its subjective evaluation of the performance by the three principal officers (Messrs. Reynolds, Eynon and Ayers) and their perceived levels of contribution to attainment of the Company's long-term goals, the Committee approved the salary increases described above.

         In February 2000, the Committee recommended to the Board that, in lieu of an employee bonus percentage based compensation plan for the fiscal year ended December 30, 2000, the Compensation Committee would consider discretionary bonuses at the end of the fiscal year ended December 30, 2000, based upon mutually agreed upon and shared goals established in writing between each executive officer and the Compensation Committee. The Compensation Committee awarded discretionary bonuses to Mr. Clifford L. Reynolds in the amount of $150,000, to Mr. R. Scott Eynon in the amount of $100,000 and to Mr. Todd R. Ayers in the amount of $20,000 for the fiscal year ended December 30, 2000.

         In addition, the Committee seeks to point out that the Committee believes that there are many relevant factors that should generally be considered in determining a bonus plan including, but not limited to, return on equity, earnings as a percentage of sales, margins, expenses, and other designated targets and projects. The Committee further believes that earnings per share in many instances should only be one component of a bonus plan or possibly, under certain circumstances, not a component at all.

     Fred A. Erb                   John M. Erb            Clifford L. Reynolds

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

         Messrs. Fred A. Erb and John M. Erb constituted the Compensation Committee from August 9, 1993 to February 23, 1994. On February 23, 1994, Mr. John A. Shields joined the Compensation Committee and resigned from the Compensation Committee effective April 13, 2000. Mr. Clifford L. Reynolds, the Company Chief Executive Officer, was appointed a member of the Compensation Committee on May 24, 2000 to fill the vacancy created by Mr. Shield's resignation. Prior to August 9, 1993, Mr. Fred A. Erb was solely responsible for determining executive officer compensation. Mr. Fred A. Erb has served as a director and executive officer of other entities which are, or have been, related to the Company. See "Directors and Officers." Mr. Fred A. Erb also leases, and is a partner of certain entities which lease, property to the Company.

         The Company currently leases the Cleveland, North Randall and Eastlake store locations from either Mr. Fred A. Erb (the Company's Chairman and controlling stockholder) or entities affiliated with him. Each of the leases are "net" leases, whereby DIY and its sublessors are responsible for all costs associated with the premises. The Company believes that the rents payable under these leases are at rates that are no less favorable to the Company than those that could be obtained from unaffiliated third parties.

         The Company leases its Cleveland location from D.I.Y. Ohio Real Estate Associates Limited Partnership ("DIY Ohio"), a limited partnership controlled by Mr. Fred A. Erb and in which he and members of this immediate family are partners. Pursuant to the terms of the lease, during 2001 the Company will pay annual "Basic Rent" of $387,708. Each year the Company must pay an additional amount equal to the Basic Rent multiplied by one-half of the percentage increase in the Consumer Price Index from the previous January 31 to January 31 of that year ("CPI Rent"). Each year, the Company must also pay "Percentage Rent" equal to 1.5% of the amount by which the Company's gross sales for the year exceeds the sum of the Basic Rent and the CPI Rent, if any, which sum is divided by 1.5%. The Company did not pay Percentage Rent in 2000, 1999 or 1998. The Company paid $387,328 in rent in 2000, $382,907 in rent in 1999 and $379,831 in rent in 1998 to DIY Ohio. The term of the lease ends on December 30, 2007, and the Company does not have any renewal options.

         The Company's North Randall location is leased from D.I.Y. Center Associates, a general partnership in which Mr. Fred A. Erb is a partner. The lease runs through October 31, 2002, and provides for annual rent of $511,000. The Company has three ten-year renewal options, with annual rent for the first, second and third renewal periods of $536,000, $561,000 and $586,000, respectively. The amount of rent paid in each of 2000, 1999 and 1998 was $511,000. The Company has closed the North Randall location.

         The Company leases its Eastlake store from a partnership controlled by Mr. Fred A. Erb. The lease term ends on February 28, 2002, and DIY does not have any renewal options. On August 1, 1999, Basic Rent increased from $456,600 to $474,100 per year. Each year, the Company must also pay Percentage Rent equal to 1.5% of the amount, if any, by which the Company's gross sales for the year exceeds the Company's Basic Rent for that year divided by 1.5%. The Company did not pay Percentage Rent in 2000, 1999 or 1998. The Company paid rent of $474,144 in 2000, $463,917 in 1999 and $456,600 in 1998.

         In 1985, Edgemere Enterprises, Inc. (formerly Erb Lumber Co.), a company controlled by Mr. Fred A. Erb, advanced $3.0 million to the Company. In April, 1999, the Company made the final principal payment on the loan in the amount of $300,000. During 2000, the Company paid $36,000 to Edgemere Enterprises, Inc., a company controlled by Mr. Fred A. Erb, for real estate consulting services.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Company's Board of Directors is composed of three directors, who are not independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealer's listing standards. The Board of Directors has not adopted a written charter of the Audit Committee. The members of the Audit Committee are Fred A. Erb, John M. Erb and Clifford L. Reynolds.

         In discharging its responsibilities regarding the audit process, the Audit Committee:

                - Reviewed and discussed the Company's audited financial statements with management;

                - Discussed with the Company's independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

                - Reviewed the written disclosures and the letter from the Company's independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the Company's independent auditors any relationship that may impact their objectivity and independence.

         Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000, as filed with the Securities and Exchange Commission.

                                         MEMBERS OF THE AUDIT COMMITTEE:

                                         Fred A. Erb
                                         John M. Erb
                                         Clifford L. Reynolds

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         The following graph depicts a comparison of cumulative total returns, assuming $100 was invested on May 18, 1993 (the date of the Company's initial public offering) and reinvestment of dividends in (a) the Company, (b) the entire Nasdaq stock market, and (c) a group of issuers which the Company believes are the Company's peers in its line of business. This "peer group" consists of Building Materials Holdings, Home Depot, Inc., HomeBase, Inc., Lowe's Companies, Inc., National Home Centers and Wolohan Lumber Co.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                       AMONG D.I.Y. HOME WAREHOUSE, INC.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX


                                  [LINE GRAPH]


                     ASSUMES $100 INVESTED ON JAN. 01, 1996
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2000

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of April 9, 2001, the shareholdings of (a) each person known to the Company to be the beneficial owner of more than five (5%) percent of the Common Stock, (b) each director of the Company, (c) each executive officer listed in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group, based upon information available to the Company.


==================================================================================================================
                                                               AMOUNT AND NATURE OF            PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP      OUTSTANDING SHARES (1)
------------------------------------                           --------------------      ------------------
Fred A. Erb, or his successor, as Trustee u/t/a dated                 4,495,000(2)                61.8%
October 30, 1980, as amended and restated, Fred A. Erb,
Grantor
44 East Long Lake Road
Bloomfield Hills, Michigan 48304


Clifford L. Reynolds                                                  310,000 (3)                  4.3%
Director and President and Chief Executive Officer
5811 Canal Road
Valley View, Ohio 44125


R. Scott Eynon                                                        267,500 (4)                  3.7%
Director and Vice President - Operations
5811 Canal Road
Valley View, Ohio 44125


Todd R. Ayers                                                                   0                     0
Controller
5811 Canal Road, Suite 180
Valley View, Ohio  44125


John M Erb                                                            135,000 (5)                  1.9%
Director and Secretary
44 East Long Lake Road
Bloomfield Hill, Michigan 48304


All current executive officers and directors as a group                 5,207,500                 71.6%
(5 persons)
 .
==================================================================================================================
*Less than one percent.


(1) Percentage calculations based on 7,276,059 shares of Common Stock issued and outstanding as of April 9, 2001, which excludes 357,800 treasury shares. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which provide that shares of Common Stock subject to options exercisable within 60 days are deemed outstanding for computing the percentage of the person or group holding the particular option, but are not outstanding for computing the percentage of any other person.

(2) Does not include 290,000 shares held by The Erb Foundation, the trustees of which are Messrs. Fred A. Erb, John M. Erb and Ira J. Jaffe.

(3) Consists of 115,000 shares now owned by Mr. Reynolds and 195,000 shares which he may acquire within 60 days pursuant to his options under the Plan.

(4) Consists of 160,000 shares now owned by Mr. Eynon and 107,500 shares which he may acquire within 60 days pursuant to his options under the Plan.

(5) Consists of 70,000 shares now owned by Mr. Erb and 65,000 shares which he may acquire within 60 days pursuant to options under the Plan.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company is required to identify each person who was an officer, director or beneficial owner of more than 10% of the Company's registered equity securities during the Company's most recent fiscal year and who did not file on a timely basis reports required by Section 16(a) of the Securities and Exchange Act of 1934. Based solely upon its review of copies of such reports received by it during or with respect to the fiscal year ended December 30, 2000, the Company believes that all officers, directors and beneficial owners of more than 10% of the Company's registered equity securities timely filed all required reports.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STORE LEASES

         The Company leases the Cleveland, North Randall and Eastlake store locations from either Mr. Fred A. Erb (the Company's Chairman and controlling stockholder) or entities affiliated with him. The Company also leased the Boardman store location from DIY Ohio until it was sold to an unrelated party in October, 1998. See "Management - Compensation Committee Interlocks and Insider Participation."

TRANSACTIONS WITH EDGEMERE ENTERPRISES, INC.

         In 1985, Edgemere Enterprises, Inc. (formerly Erb Lumber Co.), a company controlled by Mr. Fred A. Erb, advanced $3.0 million to the Company. In April 1999, the Company made the final principal payment on the loan in the amount of $300,000. During 2000, the Company paid $36,000 to Edgemere Enterprises, Inc. for real estate consulting services. See "Management - Compensation Committee Interlocks and Insider Participation."

TAX INDEMNIFICATION AGREEMENT

         The Company and Messrs. Fred A. Erb, John M. Erb, Clifford L. Reynolds,
R. Scott Eynon and Dennis C. Hoff entered into a mutual indemnification agreement relating to federal and certain state and local income tax liabilities of the Company and the shareholders for tax years during which the Company had elected to be treated as an S Corporation. This agreement generally provides that the Company will indemnify the shareholders, and the shareholders will indemnify the Company, against any increase in the indemnified party's income tax liabilities (including interest and penalties and all expenses, attorneys' fees and accountants' fees incurred in connection therewith) for those jurisdictions in which an S Corporation election was made or deemed to have been made.

                               GENERAL INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

         General. The Board selected PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ended December 30, 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

         Audit Fees. For the fiscal year ended December 30, 2000, the Company's independent public accountants billed the Company an aggregate of $88,450 for professional services rendered for the audit of the Company's annual financial statements for the most recent fiscal year and for the receiver of the financial statements included in the Company's Forms 10-Q for that fiscal year.

         Financial Information Systems Design and Implementation Fees. For the fiscal year ended December 30, 2000, the Company's independent public accountants did not perform any professional services with respect to, directly or indirectly, operating or supervising the operation of, the Company's information system or managing the Company's local area network or designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is significant to the Company's financial statements taken as a whole.

         All Other Fees. For the fiscal year ended December 30, 2000, the Company's independent public accountants billed the Company an aggregate of $22,736 for professional services other than the services described in the two immediately preceding paragraphs.

         With respect to the fees set forth above, 100% of the audit work was performed by the Company's principal auditor.

         The Audit Committee of the Board of Directors of the Company has considered whether the provision of the services described in the two immediately preceding paragraphs is compatible with maintaining the Company's independent public accountant's independence and has concluded that such provision is compatible with the independent public accountant's independence.

SHAREHOLDERS' PROPOSALS

         Any and all shareholder proposals for inclusion in the materials for the Company's next Annual Meeting of Shareholders must comply with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and must be received by the Company, at its offices at 5811 Canal Road, Valley View, Ohio 44125, not later than December 26, 2001. Such proposals should be addressed to the Company's Secretary.

         The Company's Code of Regulations (the "Regulations") also contain certain provisions which affect shareholder proposals. The Regulations require that notice in writing of proposed shareholder nominations for the election of directors be timely given to the Secretary of the Company prior to the meeting. Such notice must contain certain information about the non-incumbent nominee, including name, age, business and residence addresses, principal occupation, the class and number of shares of the Company beneficially owned by the nominee and such other information as would be required to be included in a proxy statement soliciting proxies for election of the nominee, as well as certain information about the nominating shareholder. The Company may require any nominee to furnish other information reasonably required by the Company to determine the nominees eligibility to serve as a director. If the presiding officer of any shareholders meeting determines that a person was not nominated in accordance with the foregoing procedures, such person shall not be eligible for election as a director.

         In addition, the Regulations require that notice in writing from any shareholder who proposes to bring business before any meeting of shareholders must be timely given to the Secretary of the Company prior to the meeting. Such notice must contain certain information, including a brief description of the business proposed to be brought before the meeting, the reasons for conducting such business at the meeting, the class and number of shares of the Company beneficially owned by such shareholder and any supporting shareholders and any material interest of the proposing shareholder in the business so proposed. If the presiding officer of any shareholders' meeting determines that any such business was not properly brought before the meeting in accordance with the foregoing procedures, such business will not be conducted at the meeting. Nothing in the Code of Regulations will preclude discussion by any shareholder of any business properly brought before the meeting in accordance with the above-mentioned procedures.

         To be timely, shareholder notice of a nomination for election of a director or to bring business before any shareholders meeting must be received by the Company not less than thirty days nor more than sixty days prior to the meeting (or, if fewer than forty days' notice or prior public disclosure of the meeting date is given or made to shareholders, not later than the tenth day following the day of mailing notice of the meeting or public disclosure thereof).

OTHER MATTERS

         The Company's Annual Report for the year ended December 30, 2000 has been mailed with this Information Statement or previously delivered to shareholders.

         Management knows of no matters which will be presented for consideration at the Annual Meeting other than those stated in the Notice of Meeting.

                                             By Order of the Board of Directors

                                             JOHN M. ERB
                                             Secretary

Dated: April 23, 2001